Exhibit 10.9

INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of August        , 2003, by and between CapitalSource Inc., a Delaware corporation (the “Company”), and the undersigned.

     WHEREAS, the Company has invited Indemnitee to serve as a director on the Board of Directors (the “Board”) of the Company and/or as an executive officer of the Company.

     WHEREAS, in order to induce Indemnitee to serve on the Board, the Company wishes to grant and secure to Indemnitee as permitted by 8 Del. C. § 145(f) indemnification and advancement rights to the fullest extent permitted by Delaware law as the same exists or may hereafter be revised, whether or not expressly provided for in the Company’s Amended and Restated Bylaws or other provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”).

     NOW, THEREFORE, in consideration of the Indemnitee’s agreement to serve on the Board and/or as an executive officer of the Company and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

     Section 1. Indemnification and Advancement Expenses.

     (a)  If the Indemnitee is made a party or is threatened to be made a party to or is otherwise involved, whether or not a party thereto, in any action, suit, demand, arbitration, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “Proceeding”) or otherwise incurs or suffers any expense, liability, damage, costs, obligations, penalties or loss (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement and Income Security Act excise taxes or penalties and amounts paid or to be paid in settlement) (collectively, “Losses”), by reason of the fact that the Indemnitee is or was serving as a director and/or as an executive officer of the Company, the Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted by Delaware law against all Losses incurred or suffered by the Indemnitee in connection therewith, except with respect to indemnification for liability arising from a Proceeding initiated by the Indemnitee or another director or officer of the Company and unauthorized by the Board, and such indemnification shall continue as to the Indemnitee after the Indemnitee has ceased to be a member of the Board and shall inure to the benefit of the Indemnitee’s heirs, executors, administrators, conservators and guardians.

     (b)  The rights conferred upon Indemnitee hereunder shall include the right to be paid or reimbursed by the Company for any Losses from time to time incurred or suffered by Indemnitee, including, without limitation, the expenses incurred in defending or otherwise being involved in any such Proceeding or other action in advance of its final disposition (hereinafter an “Advancement of Expenses”); provided, however, that if and only if the DGCL so requires, such Advancement of Expense shall be made only upon delivery to the Company of such an undertaking (hereinafter an “Undertaking”), by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by a final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”), that the Indemnitee is not entitled to be indemnified for such Losses under the DGCL.

     Section 2. Right of Indemnitee to Enforce Indemnification and Advancement Obligations. If a claim under either (a) Section 1(a) of this Agreement with respect to any right to indemnification is not paid in full by the Company within sixty (60) days after a written claim for indemnification has been received by the Company, or (b) under Section 1(b) of this Agreement with respect to any right to the Advancement of Expenses is not paid in full by the Company within twenty (20) days after a written claim for Advancement of Expenses is received by the Company, then the Indemnitee shall be entitled at any time thereafter to bring suit against the Company to recover the unpaid amount of any such claim. If successful in whole or in part in any such suit, the Indemnitee shall be entitled additionally to be paid, and to seek as an award in connection with any such suit, the cost and expenses (including attorneys’ fees) incurred by Indemnitee in prosecuting such suit. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met any applicable standard of conduct set forth in Delaware Law, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that he has not met any such applicable standard of conduct, shall be a defense to the suit or create a presumption for purposes thereof that the Indemnitee has not met any applicable standard of conduct.

     Section 3. Rights Not Exclusive. The rights provided hereunder shall not be deemed exclusive of any other right to which the Indemnitee may be entitled or hereafter may acquire under any statute, provision of the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 4. D&O Insurance.

     (a)  The Company hereby represents and warrants that Exhibit A contains a complete and accurate description of the policies of directors’ and officers’

liability insurance purchased by the Company and that such policies are in full force and effect.

     (b)  The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director and/or an executive officer of the Company and thereafter so long as Indemnitee shall be subject to any possible or threatened Proceeding by reason of the fact that Indemnitee was a director and/or an executive officer of the Company, the Company shall maintain in full force and effect the directors’ and officers’ liability insurance issued by the insurer(s), and having the policy number(s), amount(s) and deductible(s) set forth on Exhibit A hereto and any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that provided under the policy or policies identified on Exhibit A (“D&O Insurance”).

     (c)  In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company’s directors or officers most favorably insured by such policy. The Company shall notify Indemnitee in writing when this has occurred.

     Section 5. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s prior written consent. The Company shall not settle any Proceeding in any manner which would impose any fine or any obligation on Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

     Section 6. Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

     Section 7. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

     Section 8. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or Proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Court of Chancery of the State of Delaware

(or an other state court of such state if it is determined that the Court of Chancery does not have jurisdiction over such action).

     Section 9. Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

     Section 10. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

     Section 11. Costs and Expenses. The Company agrees that the Company will pay (and indemnify the Indemnitee against) all the Indemnitee’s costs and expenses in performing his function, including, without limitation, the reasonable fees and expenses of Indemnitee’s counsel incurred by Indemnitee in connection with his service as a director and/or an executive officer of the Company.

[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement in duplicate as of the day and year first set forth above.

CAPITALSOURCE INC

By:

Name:
Title:

DIRECTOR AND/OR EXECUTIVE OFFICER

By:

[Name: ] [Title: ] (Indemnitee)

5